Exhibit 3.73

CERTIFICATE OF LIMITED PARTNERSHIP

1.	Kimball Hill Marbella Estates Limited Partnership
(Name of Limited Partnership; must contain a suffix such as “Limited”, “Ltd.”, or “Limited Partnership”)

2.	2907 Bay to Bay Boulevard, Suite 301, Tampa, Florida 33629
(Business address of Limited Partnership)

3.	CT Corporation System
(Name of Registered Agent for Service of Process)

4.	1200 South Pine Island Road, Plantation, Florida 33324
(Florida street address for Registered Agent)

5.	/s/ Michael J. Smith	Michael J. Smith Assistant Secretary
(Registered Agent must sign here to accept designation as Registered Agent for Service of Process)

6.	c/o Kimball Hill Homes, 5999 New Wilke Rd., Suite 504, Rolling Meadows, IL 60008
(Mailing Address of the Limited Partnership)

7.	The latest date upon which the Limited Partnership is to be dissolved is:	perpetual

8.	Name(s) of general partner(s):	Street Address:
Kimball Hill Homes Florida, Inc.		2907 Bay to Bay Blvd., Suite 301 Tampa, Florida 33629

P97-22233

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 5th day of February, 2004.

Signature of all general partners:	Kimball Hill Homes Florida, Inc.
	By:	/s/ Hal H. Barber
General Partner	General Partner Hal H. Barber, Vice President

General Partner	General Partner

General Partner	General Partner

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

FOR FLORIDA LIMITED PARTNERSHIP

The undersigned constituting all of the general partners of  Kimball Hill Marbella Estates Limited Partnership, a Florida Limited Partnership, certify:

The amount of capital contributions to date of the limited partners is $10,000.

The total amount contributed and anticipated to be contributed by the limited partners at this time totals $4,000,000.

Signed this 5th day of February, 2004.

FURTHER AFFIANT SAYETH NOT.

Under the penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Kimball Hill Homes Florida, Inc.
By:	/s/ Hal H. Barber
General Partner Hal H. Barber, Vice President		General Partner

General Partner		General Partner

General Partner		General Partner

FILED
04 FEB – 6 PM 5:54
SECRETARY